Approved by the Board of Directors
December 14, 2012

LADENBURG THALMANN FINANCIAL SERVICES INC.

Nominating and Corporate Governance Committee Charter

I. PURPOSE

As set forth herein, the purpose of the Nominating and Corporate Governance Committee (the “Committee”) of Ladenburg Thalmann Financial Services Inc. (the “Company”) as delegated by the board of directors (the “Board”) shall be, among other things, to discharge the responsibilities of the Board relating to the appropriate size, functioning and needs of the Board including, but not limited to, recruitment and retention of high quality Board members, committee composition and structure and development of corporate governance principles applicable to the Company.

This Charter is intended as a tool within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s articles of incorporation and bylaws, as amended (“Governing Documents”), it is not intended to establish by its own force any legally binding obligations.

II. MEMBERSHIP

The Committee shall consist of at least two members of the Board, each of whom shall be “independent” in accordance with applicable laws, regulations and listing standards, subject to any permitted grace periods and applicable exceptions permitted thereunder.

The Board appoints the members of the Committee and the chairperson. The Board may remove any member from the Committee at any time with or without cause.

III. MEETINGS AND COMMITTEE ACTION

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities, but at least annually. Meetings of the Committee shall be called by the chairperson of the Committee in accordance with the Company’s Governing Documents. A majority of the members shall constitute a quorum; provided that if the Committee consists of only two members, then both members shall be required to constitute a quorum. Actions of the Committee may be taken at a meeting or by unanimous written consent. Actions taken at a meeting, to be valid, shall require the approval of a majority of the members present (in person or telephonically) and voting.

IV. COMMITTEE AUTHORITY AND RESPONSIBLITIES

The Committee shall have the responsibility for:

•	Developing the criteria and qualifications for membership on the Board in accordance with the Corporate Governance Guidelines.

•	Recruiting, reviewing and nominating candidates for election to the Board or to fill vacancies on the Board. The Committee shall have the authority to retain and terminate any search firm to be used to identify director candidates and approve the search firm’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

•	Reviewing candidates proposed by shareholders, and conducting appropriate inquiries into the background and qualifications of any such candidates.

•	Establishing subcommittees for the purpose of evaluating special or unique matters.

•	Evaluating the adequacy of this Charter and recommending any proposed changes to the Board for approval.

•	Periodically reviewing and recommending to the Board appropriate revisions to the Company’s corporate governance framework, including its articles of incorporation, by-laws, Code of Business Conduct and Ethics and the Corporate Governance Guidelines.

•	Periodically reviewing and recommending to the Board appropriate revisions to the charters of other Board committees after consultation with the respective committee chairpersons.

•	Reviewing shareholder proposals submitted to the Company and the timeliness of the submission thereof and recommending to the Board appropriate action on each such proposal.

•	Assisting management in the preparation of the disclosure in the Company’s annual proxy statement regarding director independence and the operations of the Committee.

•	Confirming that executive sessions of the independent members of the Board are held regularly.

•	Reporting to the Board on its activities at least annually.

•	Evaluating, on an annual basis, the Committee’s performance.

•	Performing such other duties as the Board may assign to it from time to time.